Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102805) pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan A of our report dated April 20, 2007, with respect to the financial statements and schedule of Hormel Foods Corporation’s Tax Deferred Investment Plan A included in this Annual Report (Form 11-K) for the year ended October 28, 2006.

                                                                                                                                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota

April 20, 2007